UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on April 25, 2017 (the “Original 8-K”) solely for the purpose of providing the financial statements and pro forma financial information required by Regulation S-X with respect to FTE Networks, Inc. (“FTE Networks” or the “Company”) acquisition of all the issued and outstanding shares of common stock of Benchmark Builders, Inc. (“Benchmark”), from each of its stockholders (collectively, the “Sellers”), pursuant to the Stock Purchase Agreement, dated as of March 9, 2017, by and among FTE Networks, Benchmark, and the Sellers, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of April 20, 2017.

This Form 8-K/A does not amend or modify the Original Form 8-K in any other respect and this amendment should be read in conjunction with the Original Form 8-K. Except as set forth herein, no modifications have been made to information contained in the Original Form 8-K, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The historical financial statements of Benchmark for the years ended December 31, 2016 and 2015, including the notes to such financial statements and the report of the independent auditor thereon are attached as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro-Forma Financial Information

Unaudited pro forma condensed combined financial statements for the year ended December 31, 2016 and the notes related thereto, which reflect the acquisition of Benchmark, are attached as Exhibit 99.2 hereto and incorporated herein by reference.

(c) List of Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	The financial statements of Benchmark Builders, Inc. for the years ended December 31, 2016 and 2015

99.2	Unaudited pro forma condensed combined financial statements for the year ended December 31, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2017

FTE NETWORKS, INC.

By:	/s/ Michael Palleschi
Michael Palleschi
Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	The financial statements of Benchmark Builders, Inc. for the years ended December 31, 2016 and 2015

99.2	Unaudited pro forma condensed combined financial statements as of December 31, 2016 and for the year ended December 31, 2016

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